UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2016

CARDINAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24557 (Commission File Number)	54-1874630 (I.R.S. Employer Identification No.)

8270 Greensboro Drive, Suite 500 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant’s telephone number, including area code:  (703) 584-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As contemplated by the parties in connection with the negotiation and execution of the Agreement and Plan of Reorganization, dated as of August 17, 2016 (the “Merger Agreement”), by and among United Bankshares, Inc. (“United”), UBV Holding Company, LLC, and Cardinal Financial Corporation (the “Company” or “Cardinal”), providing for the proposed acquisition of the Company by United pursuant to the merger of the Company with and into UBV Holding Company, LLC (the “Merger”), the Company and certain of its executive officers entered into amendments to such officers’ respective employment agreements as described below.

Bernard H. Clineburg

On December 21, 2016, the Executive Employment Agreement, dated as of November 1, 2010, as amended, between the Company and Bernard H. Clineburg (the “Clineburg Employment Agreement”), was further amended to: (i) state that on or before March 15, 2017, the Company will transfer ownership of Mr. Clineburg’s Company-owned automobile to Mr. Clineburg, and (ii) extend the period of Mr. Clineburg’s covenant not to compete with the Company from one year to two years from the later of the date that Mr. Clineburg is no longer employed by the Company or the date of entry of a final judgment enforcing the covenant not to compete with the Company in the event of a breach by Mr. Clineburg (the “Clineburg Amendment”).  Except as set forth in the Clineburg Amendment, the Clineburg Employment Agreement is unchanged and remains in full force and effect.

The foregoing description of the Clineburg Amendment is qualified in its entirety by reference to the Clineburg Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Christopher W. Bergstrom

On December 22, 2016, the Executive Employment Agreement, dated as of February 12, 2002, as amended, between the Company and Christopher W. Bergstrom (the “Bergstrom Employment Agreement”), was further amended to: (i) require a one-time lump sum payment of $1,350,000 to be paid by Cardinal to Mr. Bergstrom in December 2016, conditioned on the waiver by Mr. Bergstrom of the right to assert good reason (as defined in the Bergstrom Employment Agreement) termination based solely upon the changes to his employment terms and conditions contemplated by the Merger Agreement and his separate employment agreement with United (the “Bergstrom 2016 Payment”); (ii) require a one-time lump sum payment of $1,190,500 to be paid by Cardinal to Mr. Bergstrom at the effective time of the Merger, provided that he remains employed with Cardinal through such date, subject to accelerated vesting and payment protections upon termination of Mr. Bergstrom by Cardinal without cause or upon resignation by Mr. Bergstrom for good reason (as such terms are defined in the Bergstrom Employment Agreement) prior to the effective time of the Merger (the “Bergstrom 2017 Payment”); (iii) specify that (A) the term “average compensation” as used in certain sections of the Bergstrom Employment Agreement with respect to calculation of severance pay under certain circumstances thereunder shall not include the Bergstrom 2016 Payment or Bergstrom 2017 Payment and (B) any payment to which Mr. Bergstrom may be entitled in the event of certain terminations as set forth in certain sections of the Bergstrom Employment Agreement shall be reduced by the amount of the Bergstrom 2016 Payment and Bergstrom 2017 Payment; and (iv) provide that the Bergstrom Employment Agreement shall terminate effective upon the effective date of an employment agreement entered into between United and Mr. Bergstrom (the “Bergstrom Amendment”).  Except as set forth in the Bergstrom Amendment, the Bergstrom Employment Agreement is unchanged and remains in full force and effect.

The foregoing description of the Bergstrom Amendment is qualified in its entirety by reference to the Bergstrom Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Alice P. Frazier

On December 20, 2016, the Executive Employment Agreement, dated as of March 17, 2010, as amended, between the Company and Alice P. Frazier (the “Frazier Employment Agreement”), was further amended to: (i) state that on or before March 15, 2017, the Company will transfer ownership of Ms. Frazier’s Company-owned automobile to Ms. Frazier; (ii) delay the commencement of certain severance payments in the event of a termination or change in control under certain circumstances from 30 days after the date Ms. Frazier delivers to Cardinal a customary release of claims to 60 days after the date of termination of her employment, provided a customary release of claims has previously been delivered by Ms. Frazier to Cardinal; and (iii) specify that the definition of the term “change in control” must constitute an event described in Treasury Regulations section 1.409A-3(a)(5) (the “Frazier Amendment”).  Except as set forth in the Frazier Amendment, the Frazier Employment Agreement is unchanged and remains in full force and effect.

The foregoing description of the Frazier Amendment is qualified in its entirety by reference to the Frazier Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 8.01                                           Other Events.

The information under Item 5.02 is incorporated by reference into this Item 8.01.

Item 9.01                                           Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Amendment of the Executive Employment Agreement, dated December 21, 2016, by and between Cardinal Financial Corporation and Bernard H. Clineburg.

10.2	Amendment of the Executive Employment Agreement, dated December 22, 2016, by and between Cardinal Financial Corporation and Christopher W. Bergstrom.

10.3	Amendment of the Executive Employment Agreement, dated December 20, 2016, by and between Cardinal Financial Corporation and Alice P. Frazier.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, United has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a preliminary joint proxy statement/prospectus. United and Cardinal will deliver a definitive joint proxy statement/prospectus to their respective shareholders seeking their approval of the Merger and related matters. In addition, each of United and Cardinal may file other relevant documents concerning the proposed Merger with the SEC. Investors and shareholders of United and Cardinal are urged to read the registration statement on Form S-4 and the definitive joint proxy statement/prospectus (when it becomes available) and any other relevant documents to be filed with the SEC in connection with the proposed Merger because they will contain important information about Cardinal, United, the Merger, the persons soliciting proxies in the Merger and their interests in the Merger and related matters. Investors will be able to obtain all documents filed with the SEC by United and Cardinal free of charge at the SEC’s Internet site (http://www.sec.gov).  In addition, documents filed with the SEC by United will be available free of charge from the Corporate Secretary of United Bankshares, Inc., 514 Market Street, Parkersburg, West Virginia 26101; telephone (304) 424-8800.  Documents filed with the SEC by Cardinal will be available free of charge from the Corporate Secretary of Cardinal Financial Corporation, 8270 Greensboro Drive, Suite 500, McLean, Virginia 22207; telephone (703) 584-3400. The definitive joint proxy statement/prospectus (when it becomes available) and the other documents may also be obtained for free by accessing United’s website at www.ubsi-inc.com under the tab “Investor Relations” and then under the heading “SEC Filings” or by accessing Cardinal’s website at www.cardinalbank.com under the tab “About Us” and then under the heading “Investor Relations” and “SEC Filings”. You are urged to read the definitive joint proxy statement/prospectus carefully before making a decision concerning the Merger.

Participants in the Transactions

Cardinal, United and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Cardinal’s shareholders in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Cardinal shareholders in connection with the proposed Merger will be set forth in the definitive joint proxy statement/prospectus when it is filed with the SEC.

You can find information about Cardinal’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2015 and in its definitive proxy statement filed with the SEC on March 24, 2016. You can find information about the executive officers and directors of United in its Annual Report on Form 10-K for the year ended December 31, 2015 and in its definitive proxy statement filed with the SEC on April 1, 2016. You can obtain free copies of these documents from Cardinal or United using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL FINANCIAL CORPORATION
(Registrant)

Date: December 22, 2016	By:	/s/ Mark A. Wendel
Mark A. Wendel
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment of the Executive Employment Agreement, dated December 21, 2016, by and between Cardinal Financial Corporation and Bernard H. Clineburg.

10.2	Amendment of the Executive Employment Agreement, dated December 22, 2016, by and between Cardinal Financial Corporation and Christopher W. Bergstrom.

10.3	Amendment of the Executive Employment Agreement, dated December 20, 2016, by and between Cardinal Financial Corporation and Alice P. Frazier.